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Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 7, 2000 on the financial statements of MindSpring Enterprises, Inc. included in this Form 10-K/A of EarthLink, Inc.'s into EarthLink Inc.'s previously filed Registration Statements (No. 333-39456, 333-48100, 333-30024, and 333-34810).

/s/ Arthur Andersen LLP

Atlanta, Georgia
August 1, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS